UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-20772	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3260 Whipple Road Union City, California		94587
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
EXHIBIT 10.36
EXHIBIT 10.37

Item 1.01. Entry into a Material Definitive Agreement.

     On March 8, 2005, Questcor Pharmaceuticals, Inc. (the “Company”) and Defiante Farmaceutica L.D.A. (“Defiante”) entered into an Amendment to that certain 8% Convertible Debenture dated March 15, 2002 issued by the Company in favor of Defiante (the “Defiante Debenture”), extending the maturity date of the Defiante Debenture to April 15, 2005.

     On March 10, 2005, the Company and SF Capital Partners Ltd. (“SFCP”) entered into an Amendment to that certain 8% Convertible Debenture dated March 15, 2002 issued by the Company in favor of SFCP (the “SFCP Debenture”), extending the maturity date of the SFCP Debenture to April 15, 2005 and amending certain of the terms of the Company’s option to repay the SFCP Debenture in shares of common stock at the maturity date.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
10.36	Amendment dated March 8, 2005 to the 8% Convertible Debenture dated March 15, 2002 issued by Questcor Pharmaceuticals, Inc. in favor of Defiante Farmaceutica L.D.A.

10.37	Amendment dated March 10, 2005 to the 8% Convertible Debenture dated March 15, 2002 issued by Questcor Pharmaceuticals, Inc. in favor of SF Capital Partners Ltd.

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2005	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ JAMES L. FARES

James L. Fares President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.36	Amendment dated March 8, 2005 to the 8% Convertible Debenture dated March 15, 2002 issued by Questcor Pharmaceuticals, Inc. in favor of Defiante Farmaceutica L.D.A.

10.37	Amendment dated March 10, 2005 to the 8% Convertible Debenture dated March 15, 2002 issued by Questcor Pharmaceuticals, Inc. in favor of SF Capital Partners Ltd.